                                                                    EXHIBIT 10.2

                               CLOSING AGREEMENT
                               -----------------

          This CLOSING AGREEMENT (the "Agreement") is made and entered into as
                                       ---------
of October 1, 1994 by and between PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Pacific Gulf"), and SANTA ANITA REALTY ENTERPRISES, INC., a
              ------------
Delaware corporation ("SARE"), with reference to the following:
                       ----

          A. Pacific Gulf and SARE are the parties to that certain Purchase and Sale Agreement, dated as of November 15, 1993 (the "Purchase Agreement"),
                                                    ------------------
pursuant to which SARE agreed to sell and Pacific Gulf agreed to purchase, among other things, SARE's interest in Baldwin Industrial Properties, Ltd., a California limited partnership (the "Partnership").
                                     -----------

          B. On September 30, 1994, Pacific Gulf acquired all of the general and limited partner interests in the Partnership not owned by SARE pursuant to that certain Master Agreement among the parties hereto and certain other parties (the "Master Agreement").
      ----------------

          C. Pacific Gulf and SARE now desire to close the purchase by Pacific Gulf of SARE's interest in the Partnership, and to agree upon certain other matters in connection therewith, all as more fully set forth herein.

          NOW, THEREFORE, in consideration of the foregoing recitals, which are true and correct, and the promises, covenants, and agreements herein set forth, the parties hereto hereby agree as follows:

        1.  Purchase and Sale of the Baldwin Interest.
            -----------------------------------------

          (a)  Assignment.  At the "Closing" (as hereinafter defined), SARE will
               ----------           -------
sell, assign, transfer, convey, and deliver, and Pacific Gulf will thus purchase, acquire, and own, good and marketable title to all of the rights, titles, claims, interests, and causes of action of SARE in or relating to the Partnership, as set forth in the Partnership Agreement or otherwise existing at law or in equity, including all rights, titles, claims, interests, and the like as a partner, claimant, creditor, or otherwise of the Partnership (collectively, the "SARE Interest"), free and clear of any liens, claims, encumbrances, or
     -------------
restrictions, except as specifically set forth in the Partnership Agreement. At the Closing, the parties will execute and deliver the assignment attached hereto as Exhibit "A" (the "Assignment"), and thereupon SARE shall cease to be a
   -----------       ----------
partner in the Partnership and Pacific Gulf shall become a partner in its place and stead.

          (b)  Payment of the Baldwin Price.  The parties hereby agree that the
               ----------------------------
full and final amount payable for the SARE Interest is Eight Million Nine Hundred Thousand Dollars ($8,900,000) (the "Baldwin Price"). Such sum shall not
                                            -------------
be adjusted or modified in any manner, notwithstanding anything to the contrary contained in the Purchase Agreement, including Paragraph 10.6 thereof.  Said sum shall be paid by delivery
          --------------
to SARE of 559,748 shares of Pacific Gulf $.01 par value common stock (the "Baldwin Price Shares"), with said Shares registered in SARE's name. Such
- - ---------------------
delivery shall satisfy in full Pacific Gulf's obligation on account of the Baldwin Price.

          2.  Payment of the Nonrental Asset Purchase Price.  SARE has
              ---------------------------------------------
heretofore sold and delivered the "Nonrental Assets" (as such term is defined in
                                   ----------------
the Purchase Agreement -- and such definition shall apply herein) to Pacific Gulf under the terms of the Purchase Agreement. Pacific Gulf is indebted to SARE for the "Nonrental Asset Purchase Price" (as such term is defined in the
              ------------------------------
Purchase Agreement -- and such definition shall apply herein). The parties hereby agree that the full and final amount of the Nonrental Asset Purchase Price payable for the Nonrental Assets is One Million One-Hundred Eighty-Seven Thousand, Two Hundred Sixty-Eight and 91/100 Dollars ($1,187,268.91). Such sum shall not be adjusted or modified in any manner, notwithstanding anything to the contrary contained in the Purchase Agreement, including Paragraph 2.2 thereof.
                                                        -------------
Said sum shall be paid by delivery to SARE of 74,671 shares of Pacific Gulf $.01 par value common stock (the "Nonrental Asset Shares"), with said Shares
                             ----------------------
registered in SARE's name. Such delivery shall satisfy in full Pacific Gulf's obligation on account of the Nonrental Asset Purchase Price.

          3.  Issuance and Delivery of Shares.  At the Closing, Pacific Gulf
              -------------------------------
will issue and deliver to SARE good and marketable title to the Baldwin Price Shares and the Nonrental Asset Shares free and clear of any liens, claims, encumbrances, or restrictions except as set forth in the Purchase Agreement or this Agreement or applicable under law. The share certificates delivered on account of the Baldwin Price Shares and the Nonrental Asset Shares shall bear the legend required by Paragraph 6.5(a) of the Purchase Agreement, and all
                       ----------------
shares represented thereby shall be subject to the restrictions set forth in the Purchase Agreement, including Article VII thereof; provided, however, the
                              -----------
parties hereby agree that Paragraph 7.2 of the Purchase Agreement is hereby
                          -------------
amended so that all references therein to fourteen (14) days are hereby changed to be five (5) business days, and in all other respects said Section shall remain in force and effect as set forth in the Purchase Agreement. The parties agree that the share certificates for the aforementioned Shares shall be dated as of October 31, 1994, and that SARE's rights as a shareholder on account thereof, including any rights to receive dividends, shall commence from and after that date (as such, SARE shall not be entitled to any dividend on account of the cash dividend declared by Pacific Gulf for record shareholders on October 15, 1994). Additionally, it is agreed that the rights and obligations of SARE and Pacific Gulf pursuant to that certain "Registration Rights Agreement" (as
                                           -----------------------------
such term is defined in the Purchase Agreement) shall remain unaltered, unaffected, and unmodified by this Agreement, and shall apply to the Baldwin Price Shares and the Nonrental Asset Shares.

          Pacific Gulf represents and warrants that the issuance of the Baldwin Price Shares and the Nonrental Asset Shares has been duly authorized by all necessary corporate action of Pacific Gulf, and that the shares, upon delivery at the Closing, will be duly and validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to preemptive or other similar rights.

          In addition, at the Closing, Pacific Gulf shall deliver to SARE a check payable to SARE in the amount of $255,209.

          4.  Delivery of Letters of Credit.  At the Closing, SARE shall deliver
              -----------------------------
and turn over to Pacific Gulf, undrawn, both letters of credit referred to in Paragraph 10.2(c) of the Purchase Agreement, and thereupon such letters of
- - -----------------
credit shall be canceled.

          5.  Certificate of SARE.  At the Closing, SARE will execute and
              -------------------
deliver to Pacific Gulf the certificate attached hereto as Exhibit "B" (the
                                                           -----------
"Certificate") as required pursuant to Paragraph 10.5(b)(4) of the Purchase
- - ------------                           --------------------
Agreement, subject to the modification of Paragraph 10.7(c) of the Purchase
                                          -----------------
Agreement set forth in Paragraph 12 hereof.
                       ------------

          6.  Title Policies.  At the Closing, SARE shall deliver, in lieu of
              --------------
the "title policy" (as defined in Paragraph 10.5(b)(3) of the Purchase
     ------------                 --------------------
Agreement), a binder from Chicago Title Company (the "Title Company") committing
                                                      -------------
the Title Company to issue, within two year of the Effective Date, to the Partnership, Pacific Gulf, or such other entity designated by either, the title policy as described in Paragraph 10.5(b)(3) of the Purchase Agreement with
                       --------------------
respect to the real property presently owned by the Partnership and the "Willman
                                                                         -------
Property" (as such term is defined in the Paragraph 10.3(b) of the Purchase
- - --------                                  -----------------
Agreement). The cost of such binder shall be borne by SARE, except for any endorsements requested by Pacific Gulf the cost of which shall be borne by Pacific Gulf.

          7.  Reimbursement of Certain Expenses.  At the Closing, SARE shall
              ---------------------------------
reimburse to Pacific Gulf, by delivery to Pacific Gulf of a check in such amount, the sum of Fifty Thousand Dollars ($50,000), representing partial reimbursement to Pacific Gulf of legal, accounting and certain other expenses incurred in Pacific Gulf's dealings with Baldwin Associates, Ltd., W.T. Grant, and Wm. P. Willman & Associates relating to the purchase of their interests in the Partnership. The remainder of the expenses incurred by Pacific Gulf in connection with the foregoing shall be the responsibility of Pacific Gulf.

          8.  Cooperation of SARE.  Following the Closing, SARE shall cooperate
              -------------------
with Pacific Gulf in the arbitrations (the "Arbitrations") among Pacific Gulf,
                                            ------------
SARE, W.T. Grant, Baldwin Associates, Ltd., and Wm. P. Willman & Associates pertaining to the purchase price for the interests sold by W.T. Grant, Baldwin Associates, Ltd., and Wm. P. Willman & Associates to Pacific Gulf on September 30, 1994 and certain other matters under the Partnership Agreement. Such cooperation shall consist of promptly providing, at Pacific Gulf's request (which shall include reasonable advance notice), contracts, agreements, correspondence, memos, reports, statements, and other documents, papers, and things in SARE's possession or under its control, and promptly authorizing and directing, at Pacific

Gulf's request, officers, directors, employees, and/or agents and representatives of SARE to meet with and provide all available information to Pacific Gulf and its agents and representatives with regard to any matters relevant to the subject matter of the Arbitrations. Expenses incurred by SARE in connection with the foregoing shall be borne by SARE.

          SARE shall also remain a party in the Arbitrations until otherwise requested by Pacific Gulf. SARE shall be represented by its own independent legal counsel. The reasonable legal fees and expenses incurred by SARE as a result thereof shall be reimbursed by Pacific Gulf on a monthly basis, provided that Pacific Gulf shall not be obligated to reimburse more than Two Thousand Dollars ($2,000) in such expenses (noncumulatively) in any calendar month, except as provided hereinbelow. It is the intent of the parties that the primary prosecution and defense of the Arbitrations on account of the interests which are relevant to Pacific Gulf and SARE will be handled by Pacific Gulf's legal counsel in its capacity as legal counsel for Pacific Gulf, and that SARE's legal counsel only will monitor the proceedings in the Arbitrations without active participation therein, unless otherwise requested by Pacific Gulf. The cost of such monitoring and activity by SARE and its counsel shall be borne by SARE, subject to the reimbursement hereinabove provided. If, however, Pacific Gulf requests active participation from SARE and its legal counsel in the Arbitrations (active participation shall include attendance at the Arbitration hearings), SARE shall be obligated to do so only upon Pacific Gulf's agreement to reimburse SARE for actual legal fees and expenses therefor in amounts to be agreed upon by Pacific Gulf.

          9.  Turnover of Books and Records.  At the Closing, or within thirty
              -----------------------------
(30) days thereafter, SARE shall deliver and turn over to Pacific Gulf any and all originals of books, records, ledgers, journals, financial statements, invoices, receipts, contracts, and any and all other documents, papers, records, or things in its possession or under its control which belong or relate to the Partnership or the business, affairs, operations, or properties thereof; provided, however, the foregoing shall not include the originals or copies of the documents, contracts, and other papers relating to the transactions being consummated under this Agreement or the Purchase Agreement; and, provided, further, that the foregoing shall not include any documents which are subject to SARE's attorney/client privilege.

          10.  Purchase Agreement and Master Agreement.  Nothing herein is
               ---------------------------------------
intended to in any way modify, amend, change, or alter any of the terms, provisions, or conditions of the Purchase Agreement or the Master Agreement, or the rights, claims, causes of action, defenses, and the like of any of the parties under the terms and provisions thereof, except as expressly provided herein.

          11.  Representations and Warranties.   In addition to the
               ------------------------------
representations and warranties the parties have made to each other in the Purchase Agreement, and not in modification or lieu thereof, the parties hereby represent and warrant to one another as follows:

          (a) Incorporation and Existence.  Each party hereto is duly
              ---------------------------
incorporated, validly existing and in good standing under the laws of the state of its incorporation, is in good standing and authorized to transact business in the State of California, and has the requisite authority to enter into and perform this Agreement.

          (b) Power, Authority, Binding Effect.  The execution, delivery and
              --------------------------------
performance of this Agreement by each party have been duly and validly authorized by all necessary corporate action of such party, and this Agreement has been duly executed and delivered by each party. This Agreement constitutes a legal, valid and binding agreement of the respective parties, enforceable against such respective parties in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting the rights of creditors generally. The respective persons executing this Agreement on behalf of the respective parties have the right, power, legal capacity, and authority to execute and deliver same and all other documents that may be executed or delivered in connection with this Agreement on behalf of the party for whom they are so executing and delivering.

          (c) Violation or Breach.  None of the execution, delivery or
              -------------------
performance of this Agreement does or will, with or without the giving of notice, the lapse of time, or both, violate, conflict with, or constitute a material default under any term, provision or condition of (1) the organizational documents of a party hereto or of any material agreement to which a party hereto is a party or by which it is bound, (2) any judgment, decree, order, statute, injunction, law, rule, or regulation of any nature by which the respective party is bound, or by which any property or asset of such party is bound or affected; nor will such execution, delivery or performance of this Agreement by a party hereto result in the creation of any lien or other encumbrance upon the assets or properties of such party.

          (d) Consents and Approvals.  The respective parties have obtained the
              ----------------------
consent and approval of all governmental authorities and third parties where such is required in connection with the transactions contemplated hereunder by the respective parties, and have given the appropriate notices to all governmental authorities and third parties entitled to receive such by reason of the transactions contemplated herein.

          (e) Performance.  The respective parties shall take such acts, seek
              -----------
such consents and authorizations, and do such things as are within their power and control to enable such parties to close the transactions contemplated hereunder.

          12.  Modification of Paragraph 10.7(c).  Paragraph 10.7(c) of the
               ---------------------------------
Purchase Agreement is hereby deleted in its entirety, and the following is substituted therefor:

          "(c) For the purposes of the representations and warranties made pursuant to this Section 10.7, the term "Seller's knowledge" means the actual knowledge of (1) Glenn L. Carpenter, Donald G. Herrman and Robert A. Dewey as of the Closing Date, and (2) the Chief Executive Officer and Chief Financial Officer as of the Baldwin Closing Date. With respect to the representations and warranties made pursuant to this Section 10.7 which are not conditioned on "Seller's knowledge", such representations and warranties shall be deemed (i) made on the Closing Date based on the facts and circumstances as they existed as of the Closing Date, and also made on the Baldwin Closing Date on the basis of the "Seller's knowledge" as defined in clause (2) of the foregoing sentence based on the facts and circumstances as they exist as of the Baldwin Closing Date. To the extent that Glenn L. Carpenter, Donald G. Herrman or Robert A. Dewey shall have any actual knowledge, on the Baldwin Closing Date, that any representations or warranties deemed made by the Seller pursuant to the foregoing are materially inaccurate on such date, Pacific Gulf shall disclose such in writing to Seller prior to the Baldwin Closing Date."

          13.  Cancellation of Management Agreement.  Automatically upon the
               ------------------------------------
Closing, without the need for any further notice or demand by any party, the duties, responsibilities, and obligations of Pacific Gulf under that certain Management Agreement among Pacific Gulf and SARE, dated as of February 17, 1994 (the "Management Agreement"), shall terminate, and thereafter Pacific Gulf shall
      --------------------
have no further duties, responsibilities, or obligations under the Management Agreement. All monies owing, and any assets or properties held by a party for the benefit of another party, as of the Closing, shall be paid and returned, as the case may be, at the Closing or promptly thereafter.

          14.  Closing.  The "Closing" hereunder shall occur at 10:00 a.m., Los
               -------        -------
Angeles time, on November 11, 1994 at the Los Angeles offices of Cox, Castle & Nicholson, or at such other time and place as the parties may mutually agree upon in writing. At the Closing, Pacific Gulf shall deliver certificates for the Baldwin Price Shares and the Nonrental Asset Shares registered in the name of SARE, SARE shall deliver the check for the reimbursements agreed upon hereunder and the title policy commitments called for hereunder, the parties shall execute and deliver the Assignment, and the parties shall deliver such further documents and do such further things as are called for under this Agreement or otherwise necessary or desirable to consummate the transactions herein contemplated. If for any reason the Closing does not occur by the close of business on November 30, 1994 due to the fault or breach of a party in its promises, obligations, or representations hereunder, then the non-breaching party, in its sole discretion, shall be entitled to terminate the transactions contemplated under this Agreement and/or seek recovery at law and in equity for any damages suffered as a result of the fault or breach of the breaching party; or, the non-breaching party shall be entitled to seek enforcement of and performance under this Agreement, together with damages resulting from the fault or breach of the breaching party.

          15.  Miscellaneous.
               -------------

               (a) Notices.  Except as otherwise provided in this Agreement, all
                   -------
notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be either (i) mailed to the party to whom such notice, request, demand, or other communication is to be given, by United States Mail with all postage prepaid (in which case such notice, request, demand, or other communication shall be deemed to have been duly given on the second business day following the date of deposit of same in such Mails), (ii) mailed by Federal Express or other next-day mail service (in which case such notice, request, demand, or other communication shall be deemed to have been duly given on the next business day following the date of delivery to the respective mail service), (iii) sent by telephone facsimile to the facsimile number set forth hereinbelow, in which case such notice, request, demand, or other communication shall be deemed to have been duly given one (1) business day following either telephonic or electronic confirmation that such facsimile was received by the party to whom it was sent (but in each case provided that written copy is also sent to the recipient by United States Mails, or (iv) personally delivered to such party (in which case such notice, request, demand, or other communication shall be deemed to have been duly given one (1) business day after personal delivery), in each case to the following address:

          If to Pacific Gulf:

                         Pacific Gulf Properties, Inc.
                         363 San Miguel Drive, Suite 100
                         Newport Beach, California 92660
                         Attn: Mr. Glenn L. Carpenter
                         (fax) 714/721-2713
          with a copy to:

                            Cox, Castle & Nicholson
                            2049 Century Park East, 28th Floor
                            Los Angeles, CA 90067
                            Attn: Samuel H. Gruenbaum, Esq.
                            (fax) 310/277-7889

          If to SARE:
                            Santa Anita Realty Enterprises, Inc.
                            285 West Huntington Drive
                            P.O. Box 60014
                            Arcadia, California 91066-6014
                            Attn: Mr. Sherwood C. Chillingsworth
                            (fax) 818/447-2940

          with copies to:

                            Santa Anita Operating Co.
                            285 West Huntington Drive
                            P.O. Box 60014
                            Arcadia, California 91066-6014
                            Attn: Kathryn J. McMahon, Esq.
                            (fax) 818/446-9565

                            Sheppard, Mullin, Richter & Hampton
                            333 South Hope Street, 48th Floor
                            Los Angeles, California 90071
                            Attn: Robert B. Flaig, Esq.
                            (fax) 213/620-1398

          Any party, by giving written notice to the others in the manner provided above, may change such party's address or facsimile number for purposes of this Paragraph.

               (b) Expenses.  Except as otherwise provided herein, each of the
                   --------
parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and carrying out the transactions contemplated by this Agreement.

               (c) Third Parties. No rights shall inure to any third party from
                   -------------
the obligations, representations, or covenants of the parties herein, except as expressly so provided.

               (d) Effectiveness. Any provision (or part thereof) of this
                   -------------
Agreement which is prohibited or unenforceable in any jurisdiction or under any circumstance shall as to such jurisdiction or circumstance be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction or under any other circumstance.

               (e) Attorneys' Fees and Costs. In the event of any action at law
                   -------------------------
or in equity or other proceeding between the parties hereto to enforce or to interpret any of the provisions hereof, or relating to the subject matter hereof, including any arbitration procedure as herein described, the unsuccessful party or parties shall pay to the prevailing party or parties all costs and expenses, including actual attorneys' fees, incurred therein by such prevailing party or parties; and, if such prevailing party or parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees may be included in and as part of such judgment. Such fees, costs and expenses shall include post-judgment fees, costs and expenses incurred on appeal or in collection of any judgment, which shall not merge into or be barred by any judgment.

               (f) Governing Law. This Agreement shall be construed,
                   -------------
interpreted, and enforced under and in accordance with, and governed by, the laws of the State of California applicable to agreements wholly made and to be performed in such State.

               (g) Exhibits. All exhibits attached hereto and referred to herein
                   --------
are hereby incorporated herein by reference and made a part hereof as though fully set forth herein at length.

               (h) Effect of Headings.  The titles or headings of the various
                   ------------------
paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed to modify, explain or place any construction upon any of the provisions of this Agreement.

               (i) Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one and the same agreement.

               (j) Other Representations; Survival; Modification of the Purchase
                   -------------------------------------------------------------
Agreement.  The covenants, obligations, representations, and undertakings of the
- - ---------
parties herein, in the Purchase Agreement, and in any agreements entered into at the Closing are the sole and only consideration for this Agreement. No representations, promises or inducements have been made to the undersigned parties, or any of them, other than those which appear in this Agreement, the Purchase Agreement, or the other agreements hereinabove referred to. Except as otherwise provided elsewhere in this Agreement, this Agreement, including the documents and instruments referred to hereinabove and elsewhere herein, and the Exhibits attached hereto, together with the Purchase Agreement, embody the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby. The representations and warranties made by the parties one to the other in this Agreement shall survive the Closing and the deliveries made hereunder.

               (k) Arbitration.  Any dispute or disagreement between the parties
                   -----------
hereto with respect to any term or provision of this Agreement, the subject matter hereof, or the interpretation or enforcement hereof shall be resolved pursuant to binding arbitration in the same manner and subject to the same provisions as are set forth in Article VIII of the Purchase Agreement.
                               ------------

               (l) Legal Representation and Construction. Each party hereto has
                   -------------------------------------
been represented by legal counsel in connection with the negotiation and drafting of this Agreement. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

               (m) Agreement to Perform Necessary Acts. Each party hereto here
                   -----------------------------------
by agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary or otherwise reasonably required in order to carry out and perform the transactions contemplated under this Agreement.

               (n) Number and Gender.  Words in the singular shall include the
                   -----------------
plural, and words in a particular gender shall include either or both additional genders, when the context in which such words are used indicates that such is the intent.

               (o) Successors and Assigns.  All of the terms and provisions
                   ----------------------
contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns; however, none of the parties hereto may delegate any of their obligations or duties hereunder, in whole or in part, without the prior written consent of all of the remaining parties hereto, which consent may be granted or withheld in the sole and absolute discretion of the respective parties.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                         PACIFIC GULF PROPERTIES INC., a Maryland corporation

                         By:
                            --------------------------
                          Its:
                              -----------------------

                         SANTA ANITA REALTY ENTERPRISES, INC., a
                         Delaware corporation

                         By:
                            ----------------------------
                           Its:
                               ------------------------